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                                   EXHIBIT 23


                   INFORMATION RESOURCES, INC. & SUBSIDIARIES


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS



     We have issued our reports dated February 10, 1994 accompanying the consolidated financial statements and schedules included in the Annual Report of Information Resources, Inc. & Subsidiaries on Form 10-K for the year ended December 31, 1993. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Information Resources, Inc. on Forms S-8 (File Nos. 33-48289, 33-48290, 33-48291, 33-52719 and 33-52721).



                                                 GRANT THORNTON


Chicago, Illinois
March 15, 1994